[LETTERHEAD OF PROSKAUER ROSE LLP]

                                                                     EXHIBIT 5.1

                                    January 18, 2000

Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

Ladies and Gentlemen:

     You have requested our opinion in connection with the filing by Celgene Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,000,000 shares of common stock, $.01 par value, of the Company and 416,000 shares of common stock of the Company (collectively, the "Common Stock") to be issued to the selling stockholder upon conversion of the Company's 9.0% Convertible Notes issued in January 1999.

     We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as a copy, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents. We have also relied on certain matters contained in certificates of public officials and officers of the Company.

     Based upon the foregoing, we are of the opinion that the Common Stock (to the extent issued by the Company and sold by the Company and the selling stockholder) have been duly authorized and, when issued, delivered and paid for in accordance with the plan of distribution as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference in our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Proskauer Rose LLP